Exhibit 99.2 APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. Q1 2022 Financial Results April 25, 2022 Information is as of March 31, 2022, except as otherwise noted. It should not be assumed that investments made in the future will be profitable or will equal the performance of the investments in this document.

Forward Looking Statements and Other Disclosures This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond management’s control. These forward-looking statements may include information about possible or assumed future results of Apollo Commercial Real Estate Finance, Inc.’s (the “Company,” “ARI,” “we,” “us” and “our”) business, financial condition, liquidity, results of operations, plans and objectives. When used in this presentation, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic, including the emergence and spread of COVID-19 variants; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on our financial condition, results operations, liquidity and capital resources; ARI’s business and investment strategy; ARI’s operating results; ARI’s ability to obtain and maintain financing arrangements; the timing and amounts of expected future fundings of unfunded commitments; and the return on equity, the yield on investments and risks associated with investing in real estate assets including changes in business conditions and the general economy. The forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to ARI. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ARI. Some of these factors are described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ARI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. If a change occurs, ARI’s business, financial condition, liquidity and results of operations may vary materially from those expressed in ARI’s forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for management to predict those events or how they may affect ARI. Except as required by law, ARI is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation contains information regarding ARI’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Distributable Earnings and Distributable Earnings per share. Please refer to page 18 for a definition of “Distributable Earnings” and the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures set forth on page 17. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. ARI makes no representation or warranty, expressed or implied, with respect to the accuracy, reasonableness or completeness of such information. Past performance is not indicative nor a guarantee of future returns. Index performance and yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number and types of securities). Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of any investment by ARI. Unless the context requires otherwise, references in this presentation to “Apollo” refer to Apollo Global Management, Inc., together with its subsidiaries, and references in this presentation to the “Manager” refer to ACREFI Management, LLC, an indirect subsidiary of Apollo Global Management, Inc. 1

ARI Q1 2022 Highlights 1,a b Strong Distributable Earnings TTM Dividend Coverage $0.35 1.02x 1 2 Distributable Earnings per Diluted Share of Common Stock Coverage Ratio for Dividend per Share of Common Stock Robust Originations Activity Durable Balance Sheet $1.8 Billion $1.8 Billion 3 New Mortgage Commitments Closed of Unencumbered Loan Assets a) Amount reflects Distributable Earnings, prior to realized losses and impairments on real estate owned and investments b) Trailing twelve-month dividend coverage represents coverage ratio from Q2’21 through Q1’22 See footnotes on page 18 2

Summary Results Ø Net interest income of $55.1 million Q1 Q1 Ø Net income available to common stockholders of $12.2 million, or $0.08 per diluted share of common stock Financial Results Financial Results 1,a Ø Distributable Earnings of $49.5 million, or $0.35 per diluted share of common stock 4 Ø Declared a common stock dividend of $0.35 per share for Q1 2022, resulting in a 10.5% dividend yield Ø Closed $1.8 billion ($1.2 billion funded at close) of new commitments during Q1 Originations Originations 5 Ø Gross add-on fundings of $146 million in Q1 Ø Received $0.7 billion of repayments in Q1 6,b Ø Total loan portfolio of $8.4 billion with w/a unlevered all-in yield of 5.0% – 91% first mortgages – 98% floating rate Loan Portfolio Loan Portfolio c Ø 51% of US floating-rate loans have in-the-money benchmark floors with a w/a of 1.31% c Ø 5% of GBP floating-rate loans have in-the-money benchmark floors with a w/a of 0.61% Ø Recorded loan specific current expected credit loss of $30 million related to a junior mezzanine loan secured by a residential-for-sale construction property in New York City 7 Ø Ended quarter with total common equity market capitalization of $2.0 billion Capitalization Capitalization 3 Ø Ended quarter with $252 million of total liquidity and $1.8 billion of unencumbered loan assets a) Amount reflects Distributable Earnings, prior to realized losses and impairments on real estate owned and investments b) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD c) Excludes loans on non-accrual See footnotes on page 18 3

Portfolio Activity Q1 Portfolio Activity ($ in mm) 9 8 Key Highlights 100% Q1’22 $1.8 billion 5.6% 50% Floating Rate Commitments to Weighted Average Weighted Average a b Mortgages New Mortgage Loans Unlevered All-in Yield Loan-to-Value a) Includes benefit of forward points on currency hedges related to loans denominated in currencies other than USD; Weighted Average Unlevered All-in Yield is based on the applicable benchmark rates as of period and includes accrual of origination, and extension. b) Represents as-stabilized loan-to-value based on fully funded principal See footnotes on page 18 4

Book Value per Share 10 Book Value per Share 10 Book Value per Share Roll Forward General CECL BVPS excl. General CECL BVPS Allowance & Depreciation Allowance & Depreciation 12/31/2021 $15.19 ($0.28) $15.47 (-) Specific CECL Allowance ($0.22) - ($0.22) (-) Vesting and delivery of RSUs ($0.12) - ($0.12) (-) Net unrealized loss on currency hedges ($0.10) - ($0.10) 11 (-) Adoption of ASU 2020-06 ($0.02) - ($0.02) (+) Change in General CECL Allowance & Depreciation $0.08 $0.08 - 9 Change during period ($0.38) $0.08 ($0.46) 3/31/2022 $14.81 ($0.20) $15.01 See footnotes on page 18 5

Capital Structure Overview

Capital Structure Composition

($ in mm)



$4,582 (52%)
Secured Debt Obligations[a]
Term Loan B $783 (9%)
Senior Notes $500 (6%)
$1,283 (15%)
$575 (7%)
Convertible Notes
$169 (2%)
Preferred Stock
$2,110 (24%)
Common Equity Book Value[b]

Conservative Capital Management Strategy

Seven Secured Debt Counterparties and One Private Securitization

Borrowings denominated in USD, GBP, EUR, and SEK to reduce currency risk

~71% Weighted Average Available Advance Rate[c] Across Secured Debt Obligations

2.7x Debt to Equity Ratio[12]

1.7x Fixed Charge Coverage[13]

$1.8 Billion of Unencumbered Loan Assets[3]

One Secured Debt Counterparty added during 2022

a) Weighted-average rates of applicable benchmark rates and credit spread adjustments plus spreads of USD: +2.08% / GBP: +1.82% / EUR: +1.49% / SEK: +1.50%

b) Reflects book value per share (excluding General CECL Allowance and depreciation) of $15.01 multiplied by shares of common stock outstanding

c) Based on maximum available advance rates across secured debt counterparties

See footnotes on page 18

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Loan Portfolio Overview W/A Unlevered All-in Yield on Number of Loans Carrying Value 6,a Loan Portfolio 67 ~$8.4 billion 5.0% W/A Remaining Fully- W/A Portfolio Loan-to- 14 W/A Portfolio Risk Rating 14,17 14,b Extended Term Value 3.1 3.0 Years 58% Collateral Diversification Loan Position 15 c a) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD b) Weighted average loan-to-value (“LTV”) reflects the LTV at the time the loan was originated; excludes risk-rated 5 loans c) Other property types include: Industrial (4%), Urban Retail (4%), Parking Garages (3%), Caravan Parks (3%), Multifamily Development (2%), and Urban Predevelopment (1%) See footnotes on page 18 7

Loan Portfolio Overview (cont'd)

($ in mm)

Property Type	New York City	United Kingdom	Other Europe	Southeast	Midwest	Northeast	West	Other[a]	Total[9]
Office	$726 / 9%	$476 / 6%	$557 / 7%	-	$223 / 3%	-	-	-	$1,981 / 24%
Hotel	145 / 2%	175 / 2%	565 / 7%	548 / 7%	61 / 1%	7 / 0%	272 / 3%	176 / 2%	1,949 / 23%
Residential-for-sale	774 / 9%	-	-	53 / 1%	-	69 / 1%	-	-	897 / 11%
Healthcare	-	212 / 3%	-	12 / 0%	17 / 0%	375 / 4%	5 / 0%	16 / 0%	638 / 8%
Retail Center	-	404 / 5%	-	-	105 / 1%	-	-	-	508 / 6%
Residential-for-rent	18 / 0%	230 / 3%	-	8 / 0%	133 / 2%	1 / 0%	52 / 1%	30 / 0%	471 / 6%
Mixed Use	134 / 2%	277 / 3%	-	7 / 0%	-		-	-	418 / 5%
Industrial	-	-	333 / 4%	4 / 0%	10 / 0%	-	13 / 0%	5 / 0%	365 / 4%
Urban Retail	318 / 4%	-	40 / 0%	-	-	-	-	-	358 / 4%
Other[b]	180 / 2%	215 / 3%	-	138 / 2%	132 / 2%	40 / 0%	-	82 / 1%	787 / 9%
Total[9,16]	**$2,295 / 27%**	**$1,989 / 24%**	**$1,494 / 18%**	**$769 / 9%**	**$681 / 8%**	**$491 / 6%**	**$342 / 4%**	**$309 / 4%**	**$8,371 / 100%**
General CECL Reserve									($21)
Carrying value, net[9]									**$8,350**

Collateral Diversification


West 4%
Midwest 8%
Mid-Atlantic 2%
Northeast 6%
New York City 27%
Southwest 2%
Southeast 9%


Sweden 3%
United Kingdom 24%
Germany 6%
Spain 4%
Italy 4%

a) Other geographies include Southwest (2%), Mid-Atlantic (2%), and Other International (<1%)

b) Other property types include Parking Garages (3%), Caravan Parks (3%), Multifamily Development (2%) and Urban Predevelopment (1%)

Note: Map does not show locations where percentages are 1% or lower

See footnotes on page 18

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Q1 Business Update § Committed $1.8 billion ($1.2 billion funded) to new floating-rate mortgage loan commitments 5 § Completed $145 million of gross add-on fundings during the quarter New Fundings Portfolio Portfolio § Total Q1 repayments of $0.7 billion (including $0.6 billion of full satisfactions) Repayments Summary Summary o of f Repayments Repayments and Sales and Sales § Originations: Closed a $530 million ($491 million funded at close) first mortgage secured by retail properties located in the United Kingdom Subsequent Subsequent § Repayments: Received repayment of a $18 million first mortgage secured by an office property located in the Events Events United Kingdom 5 § Add-on Fundings: Completed approximately $45 million of gross add-on fundings See footnotes on page 18 9

Senior Loan Portfolio Overview (Page 1 of 2)

($ in mm) Hotel	Origination Date	Amortized Cost	Unfunded Commitments	Construction Loan	3rd Party Subordinate Debt	Fully-extended Maturity[14, 17]	Location
Loan 1	10/2019	$327	$46		Y	8/15/2024	Various, Spain
Loan 2	11/2021	215	24		Y	11/2/2026	Various, UK/Ireland
Loan 3	4/2018	152	-			4/9/2023	Honolulu, HI
Loan 4	9/2015	145	-			6/1/2024	Manhattan, NY
Loan 5	7/2021	140	39			8/1/2026	Various, US
Loan 6	8/2019	132	-			8/7/2024	Puglia, Italy
Loan 7	5/2018	115	-			6/1/2024	Miami, FL
Loan 8	3/2017	106	-			10/1/2022	Atlanta, GA
Loan 9	10/2021	99	-			11/1/2026	New Orleans, LA
Loan 10	11/2018	90	-			12/1/2023	Vail, CO
Loan 11	12/2019	60	-			1/1/2025	Tucson, AZ
Loan 12	11/2021	78	86	Y		12/1/2026	St. Thomas, USVI
Loan 13	5/2021	59	2		Y	6/1/2026	Fort Lauderdale, FL
Loan 14	5/2019	52	-			6/1/2024	Chicago, IL
Loan 15	10/2021	43	45	Y		10/19/2026	Lake Como, Italy
Loan 16	12/2015	43	-			8/5/2024	St. Thomas, USVI
Loan 17	2/2018	27	-			11/1/2024	Pittsburgh, PA
Loan 18	12/2021	23	33	Y		6/21/2025	Dublin, Ireland
Subtotal/W.A. - Hotel		**$1,906**	**$275**				
Office							
Loan 19	2/2020	$221	-			2/4/2025	London, UK
Loan 20	1/2020	218	71		Y	2/1/2025	Long Island City, NY
Loan 21	3/2022	207	58		Y	4/5/2027	Manhattan, NY
Loan 22	6/2019	205	15			8/15/2026	Berlin, Germany
Loan 23	2/2022	162	-			6/30/2025	Milan, Italy
Loan 24	10/2018	187	-			10/9/2023	Manhattan, NY
Loan 25	11/2017	129	-			1/5/2023	Chicago, IL
Loan 26 [a]	12/2017	119	-		Y	7/15/2022	London, UK
Loan 27	2/2022	118	483	Y		2/14/2027	London, UK
Loan 28	3/2018	86	-		Y	4/1/2023	Chicago, IL
Loan 29 [b]	12/2019	18	2			4/15/2022	Edinburgh, Scotland
Loan 30	11/2021	25	55	Y		11/2/2025	Milan, Italy
Subtotal/W.A. - Office		**$1,695**	**$684**				
Healthcare							
Loan 31	3/2022	$374	-			3/15/2027	Various, MA
Loan 32	10/2019	212	-			10/21/2024	Various, UK
Subtotal/W.A. - Healthcare		**$586**	**-**				

a) Includes £20.0 million ($26.3 million converted to USD) subordinate participating interest

b) Repaid subsequent to quarter end

See footnotes on page 18

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Senior Loan Portfolio Overview (Page 2 of 2)

($ in mm) Retail Center	Origination Date	Amortized Cost	Unfunded Commitments	Construction Loan	3rd Party Subordinate Debt	Fully-extended Maturity[14, 17]	Location
Loan 33	10/2021	$403	-			10/11/2026	Various, UK
Loan 34[18]	11/2014	105	-			9/30/2022	Cincinnati, OH
Subtotal/W.A. - Retail center		**$508**	**-**				
Residential-for-rent							
Loan 35	12/2021	$230	$18			12/21/2026	Various, UK
Loan 36	5/2021	82	-		Y	5/6/2026	Cleveland, OH
Loan 37	4/2014	60	-			7/1/2023	Various
Loan 38	11/2014	50	-			6/30/2023	Various, US
Loan 39	2/2020	50	-			6/1/2022	Cleveland, OH
Subtotal/W.A. - Residential-for-rent		**$472**	**$18**				
Mixed Use							
Loan 40	12/2019	$186	$627	Y	Y	6/20/2025	London, UK
Loan 41	3/2022	134	42		Y	3/10/2027	Brooklyn, NY
Loan 42	12/2019	53	-			12/20/2024	London, UK
Subtotal/W.A. - Mixed Use		**$373**	**$669**				
Residential-for-sale							
Loan 43	12/2021	$165	$50			1/1/2027	Manhattan, NY
Loan 44	12/2018	114	65	Y	Y	12/1/2023	Manhattan, NY
Loan 45	12/2021	53	-		Y	1/1/2026	Hallandale Beach, FL
Loan 46	12/2019	69	9		Y	11/1/2025	Boston, MA
Loan 47	1/2018	15	2		Y	1/5/2023	Manhattan, NY
Loan 48	6/2018	5	-		Y	7/1/2022	Manhattan, NY
Subtotal/W.A. - Residential-for-sale		**$421**	**$126**				
Other							
Loan 49 - Urban Retail	8/2019	$317	-		Y	9/1/2024	Manhattan, NY
Loan 50 - Industrial	3/2021	273	-			5/15/2026	Various, Sweden
Loan 51 - Parking Garages	5/2021	270	5			5/1/2026	Various, US
Loan 52 - Portfolio[a]	6/2021	264	23			6/28/2026	Various, Germany
Loan 53 - Caravan Parks	2/2021	215	-			2/26/2028	Various, UK
Loan 54 - Multifamily development[18]	3/2017	180	-			7/31/2022	Brooklyn, NY
Loan 55 - Urban Predevelopment[18]	1/2016	123	-			9/1/2022	Miami, FL
Subtotal/W.A. - Other		**$1,642**	**$28**				
Subtotal/W.A. - First Mortgage[9]		**$7,603**	**$1,800**			**3.2 Years**	

a) Includes portfolio of office, industrial, and retail property types

See footnotes on page 18

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15 Subordinate Loan Portfolio Overview ($ in mm) Amortized Unfunded Construction 3rd Party Fully-extended 14, 17 Location Residential-for-sale Cost Commitments Loan Subordinate Debt Maturity a Loan 56 6/2015 $242 - Y 5/1/2022 Manhattan, NY a Loan 57 5/2020 179 - 5/1/2022 Y Manhattan, NY a, 18 Loan 58 11/2017 52 - 5/1/2022 Y Manhattan, NY Subtotal/W.A. - Residential-for-sale $473 - Office Loan 59 1/2019 $100 - 12/24/2025 Manhattan, NY Loan 60 7/2013 14 - 7/9/2022 Manhattan, NY Loan 61 8/2017 8 - 9/6/2024 Troy, MI Subtotal/W.A. - Office $122 - Mixed Use Loan 62 2/2019 $39 - 6/1/2022 London, UK Loan 63 7/2012 7 - 8/1/2022 Chapel Hill, NC Subtotal/W.A. - Mixed Use $46 - Other b Loan 64 - Healthcare 7/2019 $51 - 6/9/2024 Y Various, US Loan 65 - Industrial 5/2013 32 - 5/1/2023 Various, US Loan 66 - Hotel 6/2015 24 - 7/6/2025 Phoenix, AZ Loan 67 - Hotel 6/2018 20 - 6/1/2023 Las Vegas, NV Subtotal/W.A. - Other $127 - 9 Total/W.A. - Subordinate $768 - 0.9 Years 9, 16 Total/W.A. - Portfolio $8,371 $1,800 3.0 Years General CECL Reserve ($21) 9 Total Carrying value, net $8,350 9,15 9 a) Loans are secured by the same property b) In the form of a single-asset, single-borrower CMBS See footnotes on page 18 12

Loan Maturities and Future Fundings Profile 17,19,20 Fully-Extended Loan Maturities and Expected Future Fundings by Net Equity ($ in mm) a a 21,b Net Interest Income Sensitivity to Benchmark Rates Note: Assumes future financing, in certain cases, against mortgages that are not currently financed a) Net of expected secured credit facility advances b) Reflects incremental increases in respective benchmark rates as of 3/31/2022 (USD LIBOR 1 month: 0.45%, SONIA 1 month: 0.56%, SONIA 3 month: 0.39%) See footnotes on page 18 13

Appendix 14

Consolidated Balance Sheets (in thousands - except share data) March 31, 2022 December 31, 2021 f Assets: Cash and cash equivalents $215,749 $343,106 a,b Commercial mortgage loans, net 7,586,554 7,012,312 b Subordinate loans and other lending assets, net 763,488 844,948 Assets related to real estate owned, held for sale 157,084 - Other assets 52,892 47,753 Derivative assets, net 41,251 16,788 Real estate owned, net (net of $2,645 accumulated depreciation in 2021) - 151,788 Total Assets $8,817,018 $8,416,695 Liabilities and Stockholders' Equity Liabilities: Secured debt arrangements, net (net of deferred financing costs of $10,705 and $9,062 in 2022 and 2021, respectively) $4,571,314 $4,150,268 Senior secured term loan, net (net of deferred financing costs of $11,959 and $12,734 in 2022 and 2021, respectively) 767,297 768,325 Senior secured notes, net (net of deferred financing costs of $5,753 and $5,949 in 2022 and 2021, respectively) 494,247 494,051 Convertible senior notes, net 573,667 569,979 c Accounts payable, accrued expenses and other liabilities 118,133 102,609 Participations sold 26,276 27,064 Payable to related party 9,354 9,773 Liabilities related to real estate owned, held for sale 5,712 - Total Liabilities $6,566,000 $6,122,069 Commitments and Contingencies Stockholders’ Equity: Preferred stock, $0.01 par value, 50,000,000 shares authorized, Series B-1, 6,770,393 shares issued and outstanding ($169,260 liquidation preference) in 2022 and 2021 $68 $68 Common stock, $0.01 par value, 450,000,000 shares authorized, 140,541,409 and 139,894,060 shares issued and outstanding in 2022 and 2021, respectively 1,405 1,399 Additional paid-in-capital 2,703,354 2,721,042 Accumulated deficit (453,809) (427,883) Total Stockholders’ Equity $2,251,018 $2,294,626 Total Liabilities and Stockholders’ Equity $8,817,018 $8,416,695 a) Includes $6,501,562 and $5,957,707 pledged as collateral under secured debt arrangements in 2022 and 2021, respectively b) Net of $196,377 and $178,588 CECL Allowances in 2022 and 2021, respectively, comprised of $175,000 and $145,000 Specific CECL Allowance and $21,377 and $33,588 General CECL Allowance, respectively. c) Includes $3,928 and $3,106 of General CECL Allowance related to unfunded commitments on commercial mortgage loans, subordinate loans and other lending assets, net in 2022 and 2021, respectively 15

Consolidated Statements of Operations (in thousands - except share and per share data) Three months ended March 31, 2022 2021 Net interest income: Interest income from commercial mortgage loans $84,424 $75,356 Interest income from subordinate loans and other lending assets 15,835 31,459 Interest expense (45,118) (35,664) Net interest income $55,141 $71,151 Revenue from real estate owned operations 9,040 - Total Net Revenue $64,181 $71,151 Operating expenses: General and administrative expenses (includes equity-based compensation of $4,698 and $4,387 in 2022 and 2021, respectively) (7,187) (6,940) Management fees to related party (9,354) (9,364) Operating expenses related to real estate owned (9,652) - Depreciation and amortization on real estate owned (704) - Total operating expenses ($26,897) ($16,304) Other income -92 a Reversals of (provision for) loan losses, net (18,611) 1,238 Realized losses and impairments on real estate owned - (550) Foreign currency translation loss (32,518) (7,449) Gain on foreign currency forward contracts (includes unrealized gains of $18,142 and $10,502 in 2022 and 2021, respectively) 22,762 9,800 Unrealized gain on interest rate hedging instruments 6,321 357 Net income $15,238 $58,335 Preferred dividends (3,068) (3,385) Net income available to common stockholders $12,170 $54,950 Net income per basic share of common stock $0.08 $0.39 Net income per diluted share of common stock $0.08 $0.37 Basic weighted-average shares of common stock outstanding 140,353,386 139,805,863 Diluted weighted-average shares of common stock outstanding 140,353,386 170,792,684 Dividend declared per share of common stock $0.35 $0.35 (a) Comprised of $30,000 and $0 Specific CECL Allowance and $11,389 and $1,238 of General CECL Reversals for the three months ended March 31, 2022 and 2021, respectively. 16

1 Reconciliation of GAAP Net Income to Distributable Earnings (in thousands - except share and per share data) Three months ended March 31, 1 Distributable Earnings : 2022 2021 Net income available to common stockholders: $12,170 $54,950 Adjustments: Equity-based compensation expense 4,698 4,387 Gain on foreign currency forwards (22,762) (9,800) Foreign currency loss, net 32,518 7,449 Unrealized gain on interest rate cap (6,321) (357) Realized gains (losses) relating to interest income on foreign currency hedges, net 3,684 (620) Realized gains relating to forward points on foreign currency hedges, net 6,229 6 Amortization of the convertible senior notes related to equity reclassification - 800 Depreciation and amortization on real estate owned 704 - Provision for (reversal of) loan losses and impairments 18,611 (1,238) Realized losses and impairments on real estate owned and investments - 550 Total adjustments $37,361 $1,177 1 Distributable Earnings, prior to realized loss and impairments on real estate owned and investments $49,531 $56,127 Realized loss and impairments on real estate owned and investments - (550) 1 Distributable Earnings $49,531 $55,577 1 Weighted-average diluted shares – Distributable Earnings : Weighted-average diluted shares – GAAP 140,353,386 170,792,684 Weighted-average unvested RSUs 2,571,417 - Reversal of hypothetical conversion of the Notes — (28,533,271) 1 Weighted-average diluted shares – Distributable Earnings 142,924,803 142,259,413 1 Distributable Earnings , per share, prior to realized losses and impairments on real estate owned and investments $0.35 $0.39 1 Distributable Earnings per share of common stock $0.35 $0.39 See footnotes on page 18 17

Footnotes 1. Distributable Earnings, formerly known as Operating Earnings, is a non-GAAP financial measure that we define as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items (including depreciation and amortization on real estate owned) included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on our foreign currency hedges, (v) the non-cash amortization expense related to the reclassification of a portion of our convertible senior notes to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses and impairments. Please see page 17 for a reconciliation of GAAP net income to Distributable Earnings. 2. Represents Distributable Earnings, prior to realized losses and impairments on real estate owned and investments, per share to dividend per share for the four quarters ended March 31, 2022. 3. Represents loan assets with no asset-specific financing. Pursuant to our Term Loan B agreement, we are required to maintain a ratio of total unencumbered assets to total pari-passu indebtedness of at least 2.50:1. Unencumbered assets are comprised of unencumbered loan assets, cash, other assets and residual equity interests in entities where we hold assets financed under repurchase obligations. 4. Reflects closing share price on April 22, 2022. 5. Quarterly add-on fundings represent fundings committed prior to the quarter. 6. Weighted Average Unlevered All-in Yield on the loan portfolio is based on the applicable benchmark rates as of period end on the floating rate loans and includes accrual of origination, extension, and exit fees. For non-US deals, yield excludes incremental forward points impact from currency hedging. 7. Common equity market capitalization represents common shares outstanding times the closing stock price on March 31, 2022. 8. Other includes changes in current expected credit loss allowance, foreign currency appreciations/depreciation, PIK interest, and the accretion of loan costs and fees. 9. Amounts and percentages may not foot due to rounding. 10. Book value per share of common stock is common stockholders’ equity divided by shares of common stock outstanding. 11. On January 1, 2022 we adopted ASU 2020-06 Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity ( ASU 2020-06 ), which no longer require the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) to be separately accounted for in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Prior to the adoption of ASU 2020-06, we attributed $15.4 million of the proceeds to the equity component of the Convertible Notes ($11.0 million to the 2022 Notes and $4.4 million to the 2023 Notes), which represented the excess proceeds received over the fair value of the liability component of the Convertible Notes at the date of issuance. The equity component of the Convertible Notes had been reflected within additional paid-in capital on our condensed consolidated balance sheet until January 1, 2022 when we adopted ASU 2020-06 through the modified retrospective approach. Upon adoption we (i) reclassified $12.0 million of previously recorded amortization related to the equity component of the Convertible Notes from retained earnings to additional paid-in-capital and (ii) removed the remaining unamortized balance of $3.4 million, which increased the cost basis of convertible notes and decreased additional paid-in-capital on the condensed consolidated balance sheet. 12. Represents total debt, less cash and loan proceeds held by servicer divided by total stockholders' equity, adjusted to add back the General CECL Allowance in line with our covenants. 13. Fixed charge coverage is EBITDA divided by interest expense and preferred stock dividends. 14. Based on loan amortized cost. 15. Includes one subordinate risk retention interest in a securitization vehicle classified as Subordinate Loan. 16. Gross of $21 million of General CECL Allowance. 17. Assumes exercise of all extension options. 18. Amortized cost for these loans is net of the recorded Specific CECL Allowances and impairments. 19. Future funding dates and amounts are based upon the Manager’s estimates, which are derived from the best information available to the Manager at the time. There is no assurance that the payments will occur in accordance with these estimates or at all, which could affect our operating results. 20. Excludes risk-rated 5 loans. 21. Any such hypothetical impact on interest rates on our variable rate borrowings does not consider the effect of any change in overall economic activity that could occur in a rising interest rate environment. Further, in the event of a change in interest rates of that magnitude, we may take actions to further mitigate our exposure to such a change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, this analysis assumes no changes in our financial structure. The analysis incorporates movements in USD and GBP benchmark rates only. 18